Exhibit 10.1

PROMISSORY NOTE

$_______________	_____________ _____, 2017

FOR VALUE RECEIVED, the undersigned XG TECHNOLOGY, INC. (“Borrower”), a corporation organized under the laws of the State of Delaware having an address of 240 South Pineapple Avenue, Suite 701, Sarasota, FL 34236, hereby unconditionally promises to pay to ___________, a _________company having an address at ________________(“Lender”), or order, pursuant to the wiring instructions set forth on Exhibit A, or such other address as Lender may designate, in lawful money of the United States of America and in immediately available funds the principal amount of _________on March _____, 2017 (or such earlier date on which all amounts outstanding hereunder shall have become due, whether as a result of acceleration or otherwise, the “Maturity Date”), or such lesser amount as may be outstanding on such date, together with interest from and after the date herein on the unpaid principal balance from time to time outstanding hereunder payable on the same day as principal is due hereunder, at a rate per annum equal to LIBOR plus 1.9%.

For purposes of this Note, “LIBOR” means the applicable Screen Rate or (if no Screen Rate is available) the rate quoted by leading banks in the London interbank market as of 11.00 am on the first day of the loan evidenced by this Note for US Dollars and a three month interest period (and if any such rate is below zero, LIBOR will be deemed to be zero). “Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Lender may specify another page or service displaying the relevant rate after consultation with the Borrower.

Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed and shall accrue on holidays and other non-business days.

Overdue principal and, to the extent permitted by law, overdue interest, fees, expenses, and other charges (whether at maturity or by acceleration, or otherwise) shall bear interest payable on demand and compounded daily at the rate per annum equal to four percent (4%) above the rate of interest otherwise due under this Note.

This Note is secured by the collateral described in the Security Agreement dated of even date herewith executed by the Borrower in favor of Lender, as may be amended, restated or otherwise modified from time to time (the “Security Agreement”). The proceeds of the loan evidenced by this Note are to be used by Borrower to purchase the collateral described in the Security Agreement for use in Borrower’s business and not for personal, family or household purposes of any individual guarantor of Borrower’s obligations under this Note. Neither this reference to the Security Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned maker of this Note to pay the principal of and interest on this Note, or any other amount owing hereunder, as herein provided.

All amounts received by Lender for application to Borrower’s obligations under this Note prior to the occurrence of an Event of Default (as defined below) will be applied first to fees, expenses and other amounts due hereunder, if any (excluding principal and interest); second, to accrued interest; and third to outstanding principal; after the occurrence of an Event of Default all such payments will be applied to Borrower’s obligations under this Note as Lender determines in its sole discretion.

Funds advanced hereunder may be prepaid without premium but may not be re-borrowed.

The occurrence of any of the following events or conditions shall constitute an “Event of Default” hereunder: (a) (i) default in the payment when due of any principal or interest under this Note; or (ii) any other default in the payment or performance of this Note or a default under the Security Agreement or of any other obligation by Borrower to Lender; (b) merger, consolidation, sale of all or substantially all of the assets of, or change in control of Borrower; or (c) Borrower generally not paying its debts as they become due; the dissolution, termination of existence or insolvency of Borrower; the appointment of a trustee, receiver, custodian, liquidator or other similar official for Borrower or any substantial part of its property, or the assignment for the benefit of creditors by Borrower, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against Borrower.

Immediately and automatically, upon the occurrence of an Event of Default described in clauses (b) or (c) above, and, upon the occurrence of any other Event of Default, or at any time thereafter while such Event of Default is continuing, at Lender’s option and upon Lender’s declaration, all obligations of Borrower to Lender shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower, and Lender may exercise any and all rights it has under this Note, the Security Agreement, or at law or in equity, and proceed to protect and enforce Lender’s rights by any action at law, in equity or other appropriate proceeding. No delay or failure on the part of Lender to exercise any of Lender’s rights, powers or privileges hereunder, the Security Agreement, or under any of the other document executed in connection herewith, shall be deemed a waiver of any such rights, powers or privileges, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege, or be construed as an election of remedies. The rights and remedies of Lender hereunder are cumulative and not exclusive of any rights or remedies which Lender would otherwise have. No waiver of any right or any amendment hereto shall be effective unless in writing and signed by Lender nor shall a waiver on one occasion bar or waive the exercise of any such right on any future occasion.

This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflicts of law rules. Borrower agrees that any suit for the enforcement of this Note may be brought in the courts of such state or any Federal Court sitting in such state and consents to the non-exclusive jurisdiction of each such court and to service of process in any such suit being made upon Borrower by mail at the address specified below. Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

If any provision of this Note shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Note and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, Borrower has by its duly authorized officer executed this Note as an instrument under seal as of the date first written above.

WITNESSED:	XG TECHNOLOGY, INC., a Delaware corporation

By:
Name:
Print Name	Title:

EXHIBIT A